Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

TALLGRASS ENERGY PARTNERS, LP,

TALLGRASS MLP GP, LLC,

TALLGRASS DEVELOPMENT, LP,

TALLGRASS DEVELOPMENT GP, LLC,

TALLGRASS GP HOLDINGS, LLC,

TALLGRASS OPERATIONS, LLC,

TALLGRASS INTERSTATE GAS TRANSMISSION, LLC,

TALLGRASS MIDSTREAM, LLC,

And

TALLGRASS MLP OPERATIONS, LLC

Dated as of May 17, 2013

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of May 17, 2013 (this “Agreement”), is by and among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Tallgrass MLP GP, LLC, a Delaware limited liability company (the “General Partner”), Tallgrass Development, LP, a Delaware limited partnership (“Tallgrass Development”), Tallgrass Development GP, LLC, a Delaware limited liability company (the “Development GP”), Tallgrass GP Holdings, LLC, a Delaware limited liability company (“GP Holdings”), Tallgrass Operations, LLC, a Delaware limited liability company (“TO”), Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company, (“TIGT”), Tallgrass Midstream, LLC, a Delaware limited liability company (“TMID”), and Tallgrass MLP Operations, LLC, a Delaware limited liability company (“OLLC”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and TO have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	The members of Development GP formed GP Holdings under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed their interest in Development GP to GP Holdings in exchange for identical membership interests in GP Holdings.

2.	TO formed the General Partner under the terms of the Delaware LLC Act and contributed $1,000 for all of the membership interests in the General Partner.

3.	The General Partner and TO formed the Partnership under the terms of the Delaware LP Act and contributed $20 and $980, respectively, in exchange for a 2.0% general partner interest (the “Initial General Partner Interest”) and a 98.0% limited partner interest (the “Initial Limited Partner Interest”), respectively, in the Partnership.

4.	TO formed OLLC under the terms of the Delaware LLC Act.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified hereunder:

1.	TO will contribute its 100% membership interest in each of TIGT and TMID to OLLC in exchange for the continuation of its 100% membership interest in OLLC and OLLC’s assumption of $400 million of debt (the “Assumed Debt”) of TO under the Credit Agreement, dated as of November 13, 2012, among TO, Tallgrass Development, the Lenders Party thereto and Barclays Bank PLC, as administrative agent and collateral agent (the “Credit Agreement”).

2.	TO will contribute a 2.0% interest in OLLC to the General Partner as a capital contribution (the “OLLC 2.0% Interest”).

3A.	The General Partner will contribute the OLLC 2.0% Interest to the Partnership as a capital contribution in exchange for (i) 826,531 general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the Incentive Distribution Rights in the Partnership.

3B.	TO will contribute the remaining 98% membership interest in OLLC to the Partnership as a capital contribution in exchange for (i) 9,292,500 Common Units representing limited partner interests in the Partnership, (ii) 16,200,000 Subordinated Units representing limited partner interests in the Partnership and (iii) the right to receive the Deferred Issuance and Distribution.

4.	The Partnership will redeem the Initial General Partner Interest and the Initial Limited Partner Interest and will refund the General Partner’s initial contribution of $20, TO’s initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contributions to the General Partner and TO, respectively, in proportion to such initial contribution.

5.	TO will convey 100% of the membership interest in the General Partner to Tallgrass Development.

6.	Tallgrass Development will convey 100% of the membership interest in the General Partner to Development GP.

7.	Development GP will convey 100% of the membership interest in the General Partner to GP Holdings.

8.	The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

WHEREAS, the members or partners of the Parties have taken all partnership and limited liability company action, as the case may be, required to approve the transactions contemplated by this Agreement.

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $295,850,020 in cash (after taking into account the Underwriters’ discount of approximately $18,049,980), 14,600,000 Common Units (of which 13,050,000 will be Firm Units and 1,550,000 will be Option Units) owned by the Partnership on such date.

WHEREAS, at the Effective Time, the Partnership will (i) pay the Structuring Fee to Barclays Capital Inc. and Citigroup Global Markets Inc., (ii) pay the transaction expenses, estimated to be approximately $3,509,000 and (iii) contribute approximately $295.9 million to OLLC.

WHEREAS, at the Effective Time, OLLC will use the approximately $295.9 million received from the Partnership to repay approximately $295.9 million of Assumed Debt.

WHEREAS, at the Effective Time, the Partnership will (i) enter into a new $500 million credit facility with Barclays Bank PLC, as administrative agent (the “New Credit Agreement”), and (ii) borrow approximately $231.0 million pursuant to the New Credit Agreement and use the proceeds of the New Credit Agreement to (a) repay the remaining $104.2 million balance owing under the Assumed Debt, (b) pay approximately $6.4 million in origination fees under the New Credit Agreement, (c) make an approximately $85.5 million cash payment to TO in order to reimburse Tallgrass Development for a portion of the capital expenditures made by Tallgrass Development to purchase TIGT and TMID, (d) pay Tallgrass Development a cash distribution of approximately $31.2 million in connection with the Underwriter’s partial exercise of the Over-Allotment Option and (e) approximately $3.7 million for general corporate purposes.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Assumed Debt” has the meaning assigned to such term in the recitals.

“Closing Date” means May 17, 2013.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Deferred Issuance and Distribution” has the meaning assigned to such term in the Partnership Agreement.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Development GP” has the meaning assigned to such term in the preamble.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“Firm Units” shall have the meaning assigned to such term in the Underwriting Agreement.

“General Partner” has the meaning assigned to such term in the preamble.

“GP Holdings” has the meaning assigned to such term in the preamble.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Initial General Partner Interest” has the meaning assigned to such term in the recitals.

“Initial Limited Partner Interest” has the meaning assigned to such term in the recitals.

“New Credit Agreement” has the meaning assigned to such term in the recitals.

“OLLC” has the meaning assigned to such term in the preamble.

“OLLC 2.0% Interest” has the meaning assigned to such term in the recitals.

“Option Period” shall mean the period from the date hereof through June 12, 2013.

“Option Units” shall have the meaning assigned to such term in the Underwriting Agreement.

“Over-Allotment Option” means the option granted to the Underwriters by the Partnership pursuant to Section 2 of the Underwriting Agreement to purchase up to 1,957,500 additional Common Units during the Option Period to cover over-allotments.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended & Restated Agreement of Limited Partnership of Tallgrass Energy Partners, LP dated as of May 17, 2013.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-187595), as amended and effective at the Effective Time.

“Structuring Fee” means a fee equal to 0.50% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Tallgrass Development” has the meaning assigned to such term in the preamble.

“TO” has the meaning assigned to such term in the preamble.

“TIGT” has the meaning assigned to such term in the preamble.

“TMID” has the meaning assigned to such term in the preamble.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement between Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the Underwriters, the General Partner, the Partnership and Tallgrass Development dated as of May 13, 2013.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Contribution by TO of its 100% membership interest in each of TIGT and TMID to OLLC. TO hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its 100% membership interest in each of TIGT and TMID as a capital contribution, in exchange for the continuation of its 100% membership interest in OLLC and OLLC’s assumption of the Assumed Debt, and OLLC hereby accepts the 100% membership interest in each of TIGT and TMID and agrees to assume the Assumed Debt.

Section 2.2 Contribution by TO of the OLLC 2.0% Interest to the General Partner. TO hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC 2.0% Interest as a capital contribution, in exchange for the continuation of its 100% ownership interest in the General Partner, and the General Partner hereby accepts the OLLC 2.0% Interest.

Section 2.3 Contribution by the General Partner of the OLLC 2.0% Interest to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC 2.0% Interest as a capital contribution, in exchange for (i) 826,531 general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the Incentive Distribution Rights in the Partnership, and the Partnership hereby accepts the OLLC 2.0% Interest.

Section 2.4 Contribution by TO of its 98% membership interest in OLLC to the Partnership. TO hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its 98% membership interest in OLLC as a capital contribution, in exchange for (i) 9,292,500 Common Units representing limited partner interests in the Partnership, (ii) 16,200,000 Subordinated Units representing limited partner interests in the Partnership and (iii) the right to receive the Deferred Issuance and Distribution, and the Partnership hereby accepts the 98% membership interest in OLLC.

Section 2.5 Redemption of the Initial General Partner Interest and the Initial Limited Partner Interest. For and in consideration of the payment by the Partnership of $20 to the General Partner and $980 to TO as a refund of their respective initial contribution to the Partnership, along with 2.0% and 98.0%, respectively, of any interest or profit that resulted from the investment or other use of such capital contributions, the Partnership hereby redeems the Initial General Partner Interest and the Initial Limited Partner Interest.

Section 2.6 Conveyance by TO of its 100% membership interest in the General Partner to Tallgrass Development. TO hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to Tallgrass Development, its successors and its assigns, for its and their own use forever, all right, title and interest in and to 100% of the membership interests in the General Partner, and Tallgrass Development hereby accepts the 100% membership interest in the General Partner.

Section 2.7 Conveyance by Tallgrass Development of its 100% membership interest in the General Partner to Development GP. Tallgrass Development hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to Development GP, its successors and its assigns, for its and their own use forever, all right, title and interest in and to 100% of the membership interests in the General Partner, and Development GP hereby accepts the 100% membership interest in the General Partner.

Section 2.8 Conveyance by Development GP of its 100% membership interest in the General Partner to GP Holdings. Development GP hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to GP Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to 100% of the membership interests in the General Partner, and GP Holdings hereby accepts the 100% membership interest in the General Partner.

Section 2.9 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of $295,850,020 in cash (after taking into account the Underwriter’s discount of approximately $18,049,980) in exchange for the issuance by the Partnership to the Underwriters of 14,600,000 Common Units (of which 13,050,000 are Firm Units and 1,550,000 are Option Units).

Section 2.10 Payment of the Structuring Fee. The Partnership agrees to pay Barclays Capital Inc. and Citigroup Global Markets Inc. the applicable Structuring Fee.

Section 2.11 Payment of Transaction Expenses. The Parties acknowledge the payment by the Partnership of transaction expenses in the amount of approximately $3,509,000.

Section 2.12 Contribution by the Partnership of Approximately $295.9 Million to OLLC. The Partnership agrees to pay OLLC approximately $295.9 million, and OLLC hereby agrees to use the approximately $295.9 million received from the Partnership to repay approximately $295.9 million of the Assumed Debt.

Section 2.13 Partnership’s New Credit Agreement. The Partnership agrees to (i) enter into the New Credit Agreement and (ii) borrow approximately $231.0 million pursuant to the New Credit Agreement and use the proceeds of the New Credit Agreement to (a) pay approximately $104.2 million to OLLC, which OLLC hereby agrees to use to repay the remaining balance of the Assumed Debt, (b) pay approximately $6.4 million in origination fees under the New Credit Agreement, (c) pay approximately $85.5 million to TO, in order to reimburse Tallgrass Development for a portion of the capital expenditures made by Tallgrass Development to purchase TIGT and TMID, (d) pay Tallgrass Development a cash distribution of approximately $31.2 million in connection with the Underwriter’s partial exercise of the Over-Allotment Option and (e) approximately $3.7 million for general corporate purposes.

ARTICLE III

ADDITIONAL TRANSACTIONS

Section 3.1 Purchase of Additional Common Units. If the remaining portion of the Over-Allotment Option is exercised in whole or in part, (i) the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 407,500 Option Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and applicable Structuring Fee and (ii) the Partnership will pay TO the additional cash received from the Underwriters pursuant to the exercise of the remaining portion of the Over-Allotment Option in order to reimburse Tallgrass Development for a portion of the capital expenditures made by Tallgrass Development to purchase TIGT and TMID.

Section 3.2 Issuance of Additional Common Units. Upon the expiration of the Option Period, the Partnership will issue to TO a number of additional Common Units that is equal to the excess, if any, of (x) 407,500 over (y) the aggregate number of additional Option Units, if any, actually purchased by and issued to the Underwriters pursuant to each additional exercise of the Over-Allotment Option after the Closing Date.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Kansas and to venue in the state courts in Johnson County, Kansas and in the federal courts of Wyandotte County, Kansas.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TALLGRASS MLP GP, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TALLGRASS DEVELOPMENT, LP

By:	Tallgrass Development GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TALLGRASS DEVELOPMENT GP, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

TALLGRASS GP HOLDINGS, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TALLGRASS OPERATIONS, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TALLGRASS INTERSTATE GAS TRANSMISSION, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
Chief Executive Officer

TALLGRASS MIDSTREAM, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
Chief Executive Officer

TALLGRASS MLP OPERATIONS, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement